                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of l934

Date of Report (Date of earliest event reported) November 28, 1995

                        SYSTEM SOFTWARE ASSOCIATES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


               0-15322                                      36-3144515
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      (Commission File Number)                            (I.R.S. Employer
                                                        Identification No.)

        500 West Madison Street
           Chicago, Illinois                                   60661
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(Address of principal executive offices)                    (Zip Code)

                                 (312) 641-2900
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              (Registrant's Telephone Number, Including Area Code)


                                      N/A
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         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         The Registrant issued a press release on November 28, 1995, a copy of which is attached hereto as Exhibit A.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SYSTEM SOFTWARE ASSOCIATES, INC.



 Date  January 16, 1996                        BY: s/s Joseph J. Skadra
                                                   --------------------

                                               Joseph J. Skadra, Vice President
                                               and Chief Financial Officer

                                                                  (Signature)

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                                   EXHIBIT A


        Investor Relations Contact                 Corporate Contact
        --------------------------                 -----------------
        Joseph J. Skadra                           Roger E. Covey
        Chief Financial Officer                    CEO and Chairman
        (312) 258-6000                             (312) 258-6000
        Facsimile: (312) 474-7500                  Facsimile: (312) 474-7500
                                                   rec@ssax.com

FOR IMMEDIATE RELEASE

        SSA ANNOUNCES BEST EVER RESULTS: EARNINGS UP 173% FOR THE FOURTH QUARTER

Chicago, IL -- System Software Associates, Inc. (NASDAQ: SSAX) announced today record earnings and revenues for the fiscal fourth quarter and year ended October 31, 1995. For the quarter earnings increased to a best ever $16.9 million, up 173% from the same period in the prior year. Earnings per share (on a pre-split basis) increased to a best ever $.59, up 157% from the $.23 per share in the fourth quarter of fiscal 1994. For the year as a whole earnings were $34.1 million, up 121% from the prior year. Revenues for the fiscal fourth quarter increased to a best ever level of $127.7 million, up from $109.8 million in the same period of the prior year. For the fiscal year as a whole, revenues increased to a record $394.4 million, up from $334.4 million in the prior year while earnings per share (on a pre-split basis) more than doubled from $.57 to $1.21.

Roger E. Covey, CEO of SSA said: "These superb results are a direct consequence of SSA's technology leadership in the global ERP marketplace. More and more major industrial sector firms are beginning to realize the value and power of distributed object computing for enterprise-wide client/server systems."

During the fourth quarter SSA was selected as the partner for information systems by a host of major industrial sector corporations. Examples of SSA wins during the fourth quarter alone included Ciba Geigy, Michelin, Hewlett-Packard, Eaton, Reckitt & Colman, Packard Bell, Landis & Gyr, Standard Products, Pluess-Staufer, ITT Automotive, Revlon, Bristol-Myers Squibb, Texaco, Hoffman La Roche, Johnson & Johnson, Fiat, GKN, the Perrier division of Nestle, the Clariant division of Sandoz, Bausch & Lomb, and many others. In most of these situations SSA was chosen in head-to-head competition with its primary competitor. For example, Hewlett-Packard selected SSA for HP's global Support Materials Organization.

    SSA ANNOUNCES BEST EVER RESULTS: EARNINGS UP 173% FOR THE FOURTH QUARTER

                      (in millions, except per share data)

                                       Quarter Ended                                                      Year Ended
           ---------------------------------------------------------------------------------------------------------------------
                                        October 31,       October 31,      Percent         October 31,    October 31,    Percent
                                           1995              1994          Change             1995            1994       Change
           ---------------------------------------------------------------------------------------------------------------------
           Total Revenues                 $127.7             $109.8           16%             $394.4        $334.4          18%
             License Fees                  $96.6              $81.8           18%             $270.0        $239.5          13%
             Client Services &             $31.1              $28.0           11%             $124.4         $94.9          31%
           Other
           Income Before                   $25.7              $10.2          152%              $52.4         $23.8         120%
           Income Taxes and
           Minority Interest
           Net Income                      $16.9               $6.2          173%              $34.1         $15.4         121%
           Earnings per Share
           pre-split                        $.59               $.23          157%              $1.21          $.57         112%
           Earnings per Share
           post-split                       $.39               $.15          160%               $.81          $.38         113%



SSA also announced today that it is splitting its stock three for two. The effective date of the split is Wednesday, December 27, 1995.

SSA further announced the declaration of its annual dividend to all stockholders of record as of Thursday, December 28, 1995, payable as of Wednesday, January 10, 1996. The annual dividend is, post split, $.10 per share. This represents a 25% increase in the annual dividend.

SSA is the leading provider of cost-effective business enterprise information systems to the industrial sector worldwide. SSA's product line BPCS Client/Server provides business process re-engineering and integration of all operations, including multi-mode manufacturing processes, configurable supply chain management, and global financial solutions. The distributed object computing architecture of BPCS Client/Server provides the benefits of next generation technology in conformance with industry standards. SSA and its business partners provide full implementation support for BPCS Client/Server in over 70 countries worldwide.

                                           ###